Skins Inc.
1115 Broadway- 12th Floor
New York, NY 10010

July 30, 2008

Re: Amendment No. 1 to the Employment Letter Agreement dated July 9, 2008

Dear Michael Solomon,

In accordance with our discussions, Skins Inc. (the “Company”) is pleased to confirm this Amendment no. 1 (this “Amendment”) to the Employment Letter Agreement dated July 9, 2008 (the “Letter Agreement”), as follows:

1.     Section 6 of the Letter Agreement is amended and restated in its entirety as follows:

6. Shares of Common Stock.

(a) You will be granted 150,000 restricted shares of the Company’s Common Stock upon the date of this Amendment (the “Initial Shares”). Upon the three month anniversary of your start date, which was June 16, 2008, you will receive an additional 250,000 restricted shares of the Company’s Common Stock (the “Subsequent Shares” and collectively with the Initial Shares, the “Shares”). You will be eligible for further stock grants and/or stock options as determined by the Board of Directors. The Shares shall be subject to the restrictions set forth below in this Section 6.

(b) In accordance with Rule 144 of the Securities Act of 1933, as amended, you cannot trade the Shares for, at a minimum, six months from the date of grant, in addition to compliance with the other requirements under Rule 144.

(c) While you remain an employee you will only be able to sell the Shares in the event of a Corporate Action such as a merger, acquisition, sale of substantially all of the Company’s assets, change in control, dissolution, or windup of the Company. However you may, at the sole discretion of the Company, be allowed to sell some or all of the Shares. Any sales of your shares are further restricted by the applicable securities regulations with regard to your status as an officer of the Company, and in no event may you sale the Shares in violation of such regulations or in conflict with the Company’s insider trading policy.

(d) If you are terminated for Cause, as defined below, you will lose all rights to all shares granted to you or due to be granted to you immediately. You shall cooperate with the Company in returning the Shares to the Company in such an event.

(e) If you are terminated without Cause or you leave the employment of the Company for Good Reason you may keep any of the Shares granted to you for five years from the date of termination. You will only be able to sell the Shares in the event of a Corporate Action, such as a merger, acquisition, sale of substantially all of the Company’s assets, change in control, dissolution, or windup of the Company. However you may, at the sole discretion of the Company, be allowed during the five year period to sell some or all of your shares. If at the end of the five year period the Company has not completed a Corporate Action or the Company has not allowed you to sell all your shares then you will lose your rights in any remaining Shares at that time.

Michael S. Solomon
July 30, 2008

(f) For purposes of this Letter Agreement, the following terms shall be defined as follows:

(i) Change in Control - shall be defined as 75% of the current board members no longer serving on the board or Mark Klein no longer serving as President and Chief Executive Officer of the Company.

(ii) Cause - shall be defined as 1) any conviction by a court of law of, or entry of pleading guilty or nolo contendre with respect to, a felony or any other crime for which fraud or dishonesty is a material element; 2) willful and deliberate dishonesty of a material nature towards the Company; 3) fraud or embezzlement; 4) use of alcohol or drugs which materially interferes with the performance of duties; 5) willfully or recklessly engaging in conduct which is materially injurious to the Company.

(iii) Good Reason - shall be defined as 1) reduction of compensation; 2) the Company relocates the primary place of business to a location other than Manhattan or increases a one way commute from your current home by more than 20 miles over the distance currently traveled; 3) duties have been changed so that they are inconsistent with the duties customarily assumed by the title granted.

2. Except as amended herein, the Letter Agreement shall remain in full force and effect.

3. This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE TO FOLLOW]

Michael S. Solomon
July 30, 2008

Very truly yours,

Skins Inc.

/s/ Mark Klein Mark Klein Chief Executive Officer

I have read and accept the above terms of employment:

/s/ Michael Solomon Signature of Michael Solomon